Exhibit 3.3

LIMITED LIABILITY COMPANY AGREEMENT

OF

NISSAN WHOLESALE RECEIVABLES COMPANY II LLC

This Limited Liability Company Agreement (together with the schedules attached hereto, this “Agreement”) of Nissan Wholesale Receivables Company II LLC (the “Company”), is entered into by Nissan Motor Acceptance Company LLC, as the sole equity member (the “Member”), and Kevin P. Burns and Cheryl A. Lawrence, as the Independent Managers (as defined on Schedule A hereto). Capitalized terms used and not otherwise defined herein have the meanings set forth on Schedule A hereto.

WHEREAS, Nissan Wholesale Receivables Corporation II (the “Corporation”) was incorporated as a Delaware corporation on April 29, 2003;

WHEREAS, by unanimous written consent, the board of directors of the Corporation adopted a resolution adopting and approving the conversion of the Corporation to a Delaware limited liability company and the adoption of this Agreement, and recommending the adoption of such conversion and this Agreement to the sole stockholder of the Corporation, pursuant to Sections 141(f) and 266 of the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”);

WHEREAS, by unanimous written consent, the sole stockholder of the Corporation adopted and approved the conversion of the Corporation to a limited liability company and the adoption of this Agreement pursuant to Sections 228 and 266 of the DGCL;

WHEREAS, on the date hereof, the Corporation was converted to a limited liability company pursuant to Section 18-214 of the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.) (as amended from time to time, the “Act”) and Section 266 of the DGCL (the “Conversion”), by causing the filing with the Secretary of State of the State of Delaware of a certificate of conversion to limited liability company (the “Certificate of Conversion”) and a certificate of formation of the Company (as amended from time to time, the “Certificate of Formation”); and

WHEREAS, pursuant to this Agreement and the Conversion, all shares of capital stock in the Corporation are converted into limited liability company interests in the Company and the sole stockholder of the Corporation is admitted as a member of the Company owning 100% of the limited liability company interests in the Company.

NOW, THEREFORE, the Independent Managers and the Member hereby agree as follows effective as the date hereof:

Section 1. Name.

The name of the limited liability company is Nissan Wholesale Receivables Company II LLC.

Section 2. Principal Business Office.

The principal business office of the Company shall be located at One Nissan Way, Franklin, Tennessee, 37067, or such other location as may hereafter be determined by the Member.

Section 3. Registered Office.

The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, County of New Castle, Delaware 19808.

Section 4. Registered Agent.

The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, Wilmington, County of New Castle, Delaware 19808.

Section 5. Members.

(a) The mailing address of the Member is set forth on Schedule B attached hereto.

(b) Subject to Section 9(j), the Member may act by written consent.

(c) Upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon (i) an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 22 and 24, or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Sections 23 and 24), each Person acting as an Independent Manager pursuant to Section 10 shall, without any action of any Person and simultaneously with the Member ceasing to be a member of the Company, automatically be admitted to the Company as a Special Member and shall continue the Company without dissolution. No Special Member may resign from the Company or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement, and (ii) such successor has also accepted its appointment as Independent Manager pursuant to Section 10; provided, however, the Special Members shall automatically cease to be members of the Company upon the admission to the Company of a substitute Member. Each Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets. Pursuant to Section 18-301 of the Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. A Special Member, in its capacity as Special Member, may not bind the Company. Except as required by any mandatory provision of the Act, each Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation, division or conversion of the Company. In order to implement the admission to the Company of each Special Member, each Person acting as an Independent Manager pursuant to Section 10 shall execute a counterpart to this Agreement. Prior to its admission to the Company as Special Member, each Person acting as an Independent Manager pursuant to Section 10 shall not be a member of the Company.

Section 6. Conversion; Certificates.

(a) Effective as of the time of the Conversion, (i) the Certificate of Incorporation of the Corporation and the Bylaws of the Corporation, each as in effect on the date hereof, are replaced and superseded in their entirety by the Certificate of Formation and this Agreement in respect of all periods beginning on or after the Conversion, (ii) all of the shares of capital stock in the Corporation issued and outstanding immediately prior to the Conversion are converted to all the limited liability company interests in the Company, (iii) the sole stockholder of the Corporation is hereby automatically admitted as a member of the Company owning 100% of the limited liability company interests in the Company, (iv) the Member continues the business of the Corporation without dissolution in the form of a Delaware limited liability company governed by this Agreement, and (v) in accordance with Section 18-214(g) of the Act, the Company shall constitute a continuation of the existence of the Corporation in the form of a Delaware limited liability company and, for all purposes of the laws of the State of Delaware, the Company shall be deemed to be the same entity as the Corporation. All certificates evidencing shares of capital stock of the Corporation issued by the Corporation and outstanding immediately prior to the Conversion shall be surrendered to the Company and shall be canceled on the books and records of the Corporation.

(b) Timothy Hauck is hereby designated as an “authorized person” within the meaning of the Act, and in such capacity has executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, their powers as an “authorized person” ceased, and the Member thereupon became the designated “authorized person” and shall continue as the designated “authorized person” within the meaning of the Act. The Member or an Officer shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.

(c) The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

(d) Notwithstanding any provision herein to the contrary, all references in this Agreement to Nissan Motor Acceptance Company LLC, a Delaware limited liability company, shall be deemed to refer to (i) Nissan Motor Acceptance Corporation, a California corporation, for all periods of time prior to the conversion (the “First California Conversion”) of Nissan Motor Acceptance Corporation, a California corporation, to Nissan Motor Acceptance Company LLC, a California limited liability company, or (ii) Nissan Motor Acceptance Company LLC, a California limited liability company, for all periods of time from the effective time of the First California Conversion to the effective time of the conversion of Nissan Motor Acceptance Company LLC, a California limited liability company, to Nissan Motor Acceptance Company LLC, a Delaware limited liability company.

Section 7. Purposes. (a) The purpose to be conducted or promoted by the Company is to engage in the following activities:

(i)

to acquire from or sell to the Member or the Member’s affiliates, all right, title and interest in and to (or beneficial interests in and to) wholesale inventory loans and advances secured by, among other things, motor vehicles, and moneys due thereunder, security interests in the vehicles financed or leased thereby, proceeds from claims on insurance policies related thereto and related rights (the “Receivables”);

(ii)

to acquire, own, hold, service, sell, assign, pledge and otherwise deal with the Receivables, the collateral securing the Receivables, related insurance policies, agreements with motor vehicle dealers or lessors or other originators or servicers of Receivables or other similar or related assets and any proceeds or further rights associated with any of the foregoing (the “Collateral”);

(iii)	to issue and sell, directly or indirectly, one or more series of Securities;

(iv)	to form Issuers, act as depositor or in a similar capacity with respect to Issuers, and acquire, hold and otherwise deal with interests in Issuers;

(v)	to acquire, own, hold, transfer, assign, pledge, sell and otherwise deal with any interests in an Issuer or Securities issued by an Issuer;

(vi)

to enter into, execute and deliver any underwriting agreement, purchase or placement agreement relating to the sale or placement of any securities issued by an Issuer, any sale agreement, servicing agreement, trust agreement, purchase agreement, administration agreement, custodial agreement, asset representations reviewer agreement or any other agreement which may be required or advisable to effect the administration or servicing of the Receivables and the Collateral or the issuance and sale of any Securities (each, a “Securitization Agreement”), and to perform its obligations under each Securitization Agreement to which it is a party;

(vii)

to establish any reserve account, spread account or other credit enhancement for the benefit of Securities issued by the Company or any Issuer and to loan, transfer or otherwise invest any proceeds from Receivables and Collateral and any other income as determined by the Board;

(viii)

to enter into any interest rate or basis swap, cap, floor or collar agreements, currency exchange agreements or similar hedging transactions relating to any Receivables and Collateral or for the benefit of any Security issued by the Company or any Issuer (each, a “Hedging Agreement”);

(ix)

to prepare, execute and file with the Securities and Exchange Commission registration statements (including a form of prospectus), relating to Securities and any filings or reports related to Securities pursuant to the Securities Act of 1933 or the Securities and Exchange Act of 1934, each as amended, and any rules or regulations thereunder;

(x)	to prepare any prospectus, offering or disclosure documents relating to Securities; and

(xi)

to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above-mentioned purposes.

(b) The Company is hereby authorized to execute, deliver and perform, and any Manager or Officer on behalf of the Company is hereby authorized to execute and deliver, the Transaction Documents and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, and take all action that may be necessary or desirable in furtherance of the foregoing, all without any further act, vote or approval of any Member, Manager, Officer or other Person notwithstanding any other provision of this Agreement, the Act or applicable law, rule or regulation. The foregoing authorization shall not be deemed a restriction on the powers of the Member or any Manager or Officer to enter into other agreements on behalf of the Company.

Section 8. Powers.

Subject to Section 9(j), the Company, and the Board of Managers and the Officers of the Company on behalf of the Company, (i) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 7 and (ii) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

Section 9. Management.

(a) Board of Managers. Subject to Section 9(j), the business and affairs of the Company shall be managed by or under the direction of a Board of one or more Managers designated by the Member. Subject to Section 10, the Member may determine at any time in its sole and absolute discretion the number of Managers to constitute the Board. The authorized number of Managers may be increased or decreased by the Member at any time in its sole and absolute discretion, upon notice to all Managers, and subject in all cases to Section 10. The initial number of Managers shall be five, two of which shall be Independent Managers pursuant to Section 10. Each Manager elected, designated or appointed by the Member shall hold office until a successor is elected and qualified or until such Manager’s earlier death, resignation, expulsion or removal. Each Manager shall execute and deliver the Managers’ Agreement. A Manager need not be a Member. As of the date hereof, the Managers designated by the Member are listed on Schedule D hereto, and any person who was a director of the Corporation prior to the Conversion and is not listed on Schedule D hereto shall not be a Manager as of the date hereof. The Member hereby agrees that only the Board of the Company, the Officers of the Company and authorized agents of the Company shall have the authority to bind the Company. The Member shall not have any authority to act for or bind the Company by reason of its status as such, but shall have only the right to vote on and approve the actions herein specified to be voted on or approved by the Member.

(b) Powers. Subject to Section 9(j), the Board of Managers shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise. Subject to Sections 7 and 9, the Board of Managers has the authority to bind the Company.

(c) Meeting of the Board of Managers. The Board of Managers of the Company may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by the President on not less than one day’s notice to each Manager by telephone, e-mail, mail or any other means of communication, and special meetings shall be called by the President or Secretary in like manner and with like notice upon the written request of any one or more of the Managers.

(d) Quorum; Acts of the Board. At all meetings of the Board, a majority of the Managers shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Managers present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Managers present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or any such committee, as the case may be, other than the Independent Managers unless the consent of the Independent Managers is expressly required hereunder, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or such committee, as the case may be.

(e) Electronic Communications. Members of the Board, or any committee designated by the Board, may participate in meetings of the Board, or of any committee, by means of telephone or video conference or similar communications equipment that allows all Persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in Person at the meeting. If all the participants are participating by telephone or video conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

(f) Committees of Managers.

(i)

The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Managers of the Company. The Board may designate one or more Managers as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.

(ii)

In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at such meeting in the place of any such absent or disqualified member.

(iii)

Any such committee of the Board, to the extent provided in the resolution of the Board, and subject to, in all cases, Sections 9(j) and 10, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

(g) Compensation of Managers; Expenses. The Board shall have the authority to fix the compensation of Managers. The Managers may be paid their expenses, if any, of attendance at meetings of the Board, which may be a fixed sum for attendance at each meeting of the Board or a stated salary as Manager. No such payment shall preclude any Manager from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

(h) Removal of Managers. Unless otherwise restricted by law and subject to Section 10, any Manager or the entire Board of Managers may be removed or expelled, with or without cause, at any time by the Member, and, subject to Section 10, any vacancy caused by any such removal or expulsion may be filled by action of the Member.

(i) Managers as Agents. To the extent of their powers set forth in this Agreement and subject to Section 9(j), the Managers are agents of the Company for the purpose of the Company’s business, and the actions of the Managers taken in accordance with such powers set forth in this Agreement shall bind the Company. Notwithstanding the last sentence of Section 18-402 of the Act, a Manager may not bind the Company except as provided in this Agreement or in a resolution of the Managers.

(j) Limitations on the Company’s Activities.

(i)	This Section 9(j) is being adopted in order to comply with certain provisions required in order to qualify the Company as a “special purpose” entity.

(ii)

The Member shall not, so long as any Obligation is outstanding, amend, alter, change or repeal the definition of “Independent Manager” or Sections 5(c), 7, 8, 9, 10, 16, 21, 22, 23, 24, 25, 26, 27, 31 or 32 or Schedule A of this Agreement without the unanimous written consent of the Board (including all Independent Managers). Subject to this Section 9(j), the Member reserves the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Section 32.

(iii)

Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Member, the Board, any Officer or any other Person, so long as any Obligation is outstanding, neither the Member nor the Board nor any Officer nor any other Person shall be authorized or empowered on behalf of the Company, nor shall they permit the Company, to, and the Company shall not, without the prior unanimous written consent of the Member and the Board (including all Independent Managers), take any Material Action, provided, however, that so long as any Obligation is outstanding the Board may not vote on, or authorize the taking of, any Material Action, unless there are at least two Independent Managers then serving in such capacity and all such Independent Managers have consented to such action.

(iv)

The Board shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if: (1) the Board shall determine that the preservation thereof is no longer desirable for the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Company and (2) the Rating Agency Condition is satisfied. The Board also shall cause the Company to:

(A)	maintain its own books and records and bank accounts separate from the Member or any other person;

(B)	at all times hold itself out to the public and all other Persons as a legal entity separate from the Member and any other Person;

(C)	have a Board of Managers separate from that of the Member and any other Person;

(D)

file its own tax returns, if any, as may be required under applicable law, to the extent (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;

(E)	except as contemplated by the Transaction Documents, not commingle its assets with assets of the Member or any other Person;

(F)	conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence;

(G)	maintain separate financial statements;

(H)	pay its own liabilities only out of its own funds;

(I)	maintain an arm’s length relationship with its Affiliates and the Member;

(J)	pay the salaries of its own employees, if any;

(K)	not hold out its credit or assets as being available to satisfy the obligations of others;

(L)

to the extent its office is located in the offices of any Affiliate, pay fair market rent for its office space located therein, and otherwise allocate fairly and reasonably any overhead expenses shared with any Affiliate, and not engage in any business transaction with any Affiliate unless on an arm’s-length basis;

(M)	use separate stationery, invoices and checks;

(N)	except as contemplated by the Transaction Documents, not pledge its assets for the benefit of any other Person,

(O)	correct any known misunderstanding regarding its separate identity;

(P)	maintain adequate capital in light of its contemplated business purpose, transactions and liabilities;

(Q)

cause its Board of Managers to meet at least annually or act pursuant to written consent and keep minutes of such meetings and actions and observe all other Delaware limited liability company formalities;

(R)	not acquire any securities of the Member; and

(S)

cause the Managers, Officers, agents and other representatives of the Company to act at all times with respect to the Company consistently and in furtherance of the foregoing limitations and in the best interests of the Company.

Failure of the Company, or the Member or the Board on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Member or the Managers.

(v)	So long as any Obligation is outstanding, the Board shall not cause or permit the Company to:

(A)	except as contemplated by the Transaction Documents, guarantee or become obligated for the debts of any Person, including any Affiliate;

(B)	engage, directly or indirectly, in any business other than the actions required or permitted to be performed under Section 7, the Transaction Documents or this Section 9(j);

(C)	incur, create or assume any indebtedness other than as expressly permitted hereunder and under the Transaction Documents;

(D)

make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person (other than any Issuer), except that the Company may invest in those investments permitted under the Transaction Documents and may make any advance required or expressly permitted to be made pursuant to any provisions of the Transaction Documents and permit the same to remain outstanding in accordance with such provisions;

(E)

to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interests other than such activities as are expressly permitted pursuant to any provision of the Transaction Documents; or

(F)	form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other) other than any Issuer.

Section 10. Independent Managers.

As long as any Obligation is outstanding, the Member shall cause the Company at all times to have at least two Independent Managers who will be appointed by the Member. To the fullest extent permitted by law, including Section 18-1101(c) of the Act, the Independent Managers shall consider only the interests of the Company, including its respective creditors, in acting or otherwise voting on the matters referred to in Section 9(j)(iii). No resignation or removal of an Independent Manager, and no appointment of a successor Independent Manager, shall be effective until such successor (i) shall have accepted his or her appointment as an Independent Manager by a written instrument, which may be a counterpart signature page to the Managers’ Agreement, and (ii) shall have executed a counterpart to this Agreement as required by Section 5(c). In the event of a vacancy in the position of Independent Manager, the Member shall, as soon as practicable, appoint a successor Independent Manager. Each Independent Manager is a “manager” of the Company within the meaning of the Act; however, all right, power and authority of the Independent Managers shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement and the Independent Managers shall otherwise have no authority to bind the Company. Except as provided in the second sentence of this Section 10, in exercising their rights and performing their duties under this Agreement, any Independent Manager shall have fiduciary duties identical to those of a director of a business corporation organized under the DGCL. No Independent Manager shall at any time serve as trustee in bankruptcy for any Affiliate of the Company.

Section 11. Officers.

(a) Officers. The initial Officers of the Company shall be the Officers of the Corporation immediately prior to the effective time of the Conversion, as listed on Schedule E hereto. The additional or successor Officers of the Company shall be chosen by the Board and shall consist of at least a President, a Secretary and a Treasurer. The Board may also choose one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person. The Board may appoint such other Officers and agents as it shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Board. The Officers of the Company shall hold office until their successors are chosen and qualified. Any Officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Company shall be filled by the Board.

(b) President. The President shall be the chief executive officer of the Company, shall preside at all meetings of the Board, shall be responsible for the general and active management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect. The President or any other Officer authorized by the President or the Board shall execute all bonds, mortgages and other contracts, except: (i) where required or permitted by law or this Agreement to be otherwise signed and executed, including Section 7(b); (ii) where signing and execution thereof shall be expressly delegated by the Board to some other Officer or agent of the Company; and (iii) as otherwise permitted in Section 11(c).

(c) Vice President. In the absence of the President or in the event of the President’s inability to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions imposed upon the President pursuant to this Agreement and the Act. The Vice Presidents, if any, shall perform such other duties and have such other powers as the Board may from time to time prescribe.

(d) Secretary and Assistant Secretary. The Secretary shall be responsible for filing legal documents and maintaining records for the Company. The Secretary shall attend all meetings of the Board and record all the proceedings of the meetings of the Company and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or shall cause to be given, notice of all meetings of the Member, if any, and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision the Secretary shall serve. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

(e) Treasurer and Assistant Treasurer. The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and to the Board, at its regular meetings or when the Board so requires, an account of all of the Treasurer’s transactions and of the financial condition of the Company. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

(f) Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business and, subject to Section 9(j), the actions of the Officers taken in accordance with such powers shall bind the Company.

(g) Duties of Board and Officers. Except to the extent otherwise provided herein, each Manager and Officer shall have fiduciary duties identical to those of directors and officers of business corporations organized under the DGCL.

Section 12. Limited Liability.

Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Member nor the Special Members nor any Manager or Officer shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Special Member, Manager or Officer of the Company.

Section 13. Capital Contributions.

The Member contributed property to the Company prior to the date of this Agreement and the current value of all property previously contributed by the Member to the Company is reflected on the books and records of the Member. In accordance with Section 5(c), the Special Members shall not be required to make any capital contributions to the Company.

Section 14. Additional Contributions.

The Member is not required to make any additional capital contribution to the Company. However, the Member may make additional capital contributions to the Company at any time.

The provisions of this Agreement, including this Section 14, are intended to benefit the Member and the Special Members and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and the Member and the Special Members shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

Section 15. Allocation of Profits and Losses.

The Company’s profits and losses shall be allocated to the Member.

Section 16. Distributions.

Distributions may be made to the Member at the times and in the aggregate amounts determined by the Board. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate the Act or any other applicable law or any Transaction Document.

Section 17. Books and Records.

The Board shall keep or cause to be kept complete and accurate books of account and records with respect to the Company’s business. The books of the Company shall at all times be maintained by the Board. The Member and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours. The Company’s books of account shall be kept using the method of accounting determined by the Member. The Company’s independent auditor, if any, shall be an independent public accounting firm selected by the Member.

Section 18. Reports.

(a) Within 60 days after the end of each fiscal quarter, the Board shall cause to be prepared an unaudited report setting forth as of the end of such fiscal quarter:

(i)	unless such quarter is the last fiscal quarter, a balance sheet of the Company; and

(ii)	unless such quarter is the last fiscal quarter, an income statement of the Company for such fiscal quarter.

(b) The Board shall use diligent efforts to cause to be prepared and mailed to the Member, within 90 days after the end of each fiscal year, an audited or unaudited report setting forth as of the end of such fiscal year:

(i)	a balance sheet of the Company;

(ii)	an income statement of the Company for such fiscal year; and

(iii)	a statement of the Member’s capital account.

(c) The Board shall, after the end of each fiscal year, use reasonable efforts to cause the Company’s independent accountants, if any, to prepare and transmit to the Member as promptly as possible any such tax information as may be reasonably necessary to enable the Member to prepare its federal, state and local income tax returns relating to such fiscal year. Nothing in this Section 18 shall limit the Company from hiring a person or company to perform its bookkeeping, accounting or other related services.

Section 19. Tax Classification.

It is the intention of the Member that the Company be disregarded as an entity separate from the Member for federal income tax purposes under Section 7701 of the Internal Revenue Code of 1986, as amended, and Treasury Regulation Section 301.7701-2(c)(2)(i) for state income tax purposes under any applicable state or local income tax law or regulation and for similar purposes. Notwithstanding any other provision of this Agreement, unless required by law, no Member shall take any action inconsistent with the classification as a disregarded entity for purposes of Treasury Regulation Section 301.7701-3.

Section 20. Other Business.

Notwithstanding any duty otherwise existing at law or in equity, the Member, the Special Members and any Officer, Manager, employee or agent of the Company and any Affiliate of the Member or the Special Members may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

Section 21. Exculpation and Indemnification.

(a) To the fullest extent permitted by applicable law, neither the Member nor the Special Members nor any Officer, Manager (including any Independent Manager), employee or agent of the Company nor any employee, representative, agent or Affiliate of any of the foregoing (collectively, the “Covered Persons”) shall be liable to the Company or any other Person bound by this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.

(b) To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 20 by the Company shall be provided out of and to the extent of Company assets only, and the Member and the Special Members shall not have personal liability on account thereof; and provided further, that so long as any Obligation is outstanding, no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 21 shall be payable from amounts allocable to any other Person pursuant to the Transaction Documents.

(c) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 21.

(d) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

(e) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Person bound by this Agreement for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of a Covered Person to the Company or its Members otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.

(f) The foregoing provisions of this Section 21 shall survive any termination of this Agreement.

Section 22. Assignments.

Subject to Section 24, the Member may assign all of its limited liability company interest in the Company. If the Member transfers all of its limited liability company interest in the Company pursuant to this Section 22, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company. Notwithstanding anything in this Agreement to the contrary, any successor to the Member by merger or consolidation in compliance with the Transaction Documents shall, without further act, be the Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.

Section 23. Resignation.

So long as any Obligation is outstanding, the Member may not resign, except as permitted under the Transaction Documents and if the Rating Agency Condition is satisfied. If the Member is permitted to resign pursuant to this Section 23, an additional member of the Company shall be admitted to the Company, subject to Section 24, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

Section 24. Admission of Additional Members.

One or more additional Members of the Company may be admitted to the Company with the written consent of the Member; provided, however, that, notwithstanding the foregoing, so long as any Obligation is outstanding, no additional Member may be admitted to the Company unless the Rating Agency Condition is satisfied.

Section 25. Dissolution.

(a) Subject to Section 9(j) and the following sentence, the Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act or (ii) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act. Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company, or that causes the Member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon (i) an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 22 and 24, or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Sections 23 and 24), to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of such member in the Company.

(b) Notwithstanding any other provision of this Agreement or Section 18-304 of the Act, the Bankruptcy of the Member or a Special Member shall not cause the Member or Special Member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution.

(c) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

(d) The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company (including all Obligations of the Company), shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

Section 26. Waiver of Partition; Nature of Interest.

Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each of the Member and the Special Members hereby irrevocably waives any right or power that such Person might have to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. The Member shall not have any interest in any specific assets of the Company, and the Member shall not have the status of a creditor with respect to any distribution pursuant to Section 16 hereof. The interest of the Member in the Company is personal property.

Section 27. Benefits of Agreement; No Third-Party Rights.

None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member or a Special Member except for the provisions of Sections 5(c), 9(j), 10, 21(b), 24, 25(b) and 32(b) (such provisions the “Third Party Benefit Provisions”). Nothing in this Agreement other than the Third Party Benefit Provisions shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person (except as provided in Section 30 and except for the Third Party Benefit provisions).

Section 28. Severability of Provisions.

Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

Section 29. Entire Agreement.

This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

Section 30. Binding Agreement.

Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement, including, without limitation, Sections 7, 8, 9, 10, 21, 22, 23, 24, 26, 27, 30 and 32, constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member by the Independent Managers, in accordance with its terms. In addition, the Independent Managers shall be intended beneficiaries of this Agreement.

Section 31. Governing Law.

This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

Section 32. Amendments.

Subject to Section 9(j), this Agreement may be modified, altered, supplemented or amended pursuant to a written agreement executed and delivered by the Member. Notwithstanding anything to the contrary in this Agreement, so long as any Obligation is outstanding, this Agreement (other than Schedule B hereto, which may be amended by the Member without the consent of any other Person) may not be modified, altered, supplemented or amended unless one of the following conditions has been satisfied:

(i)

the Member delivers an opinion of counsel or an Officer’s Certificate to the trustee for any Securities to the effect that such amendment will not materially and adversely affect the interests of any holder of any such Security who has not consented to such amendment;

(ii)	the Rating Agency Condition is satisfied with respect to such amendment; or

(iii)	a Majority in Interest has consented to such amendment.

Section 33. Counterparts.

This Agreement may be executed by the parties in any number of counterparts, each of which when so executed and delivered shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

Section 34. Notices.

Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by electronic mail or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in Section 2, (b) in the case of the Member, to the Member at its address as listed on Schedule B attached hereto and (c) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the 1st day of April, 2021.

MEMBER: NISSAN MOTOR ACCEPTANCE COMPANY LLC

By:	/s/ Kevin J. Cullum
Name: Kevin J. Cullum
Title: President

[Signature Page NWRC II LLC Agreement]

INDEPENDENT MANAGERS:

/s/ Kevin P. Burns
Name: Kevin P. Burns

/s/ Cheryl A. Lawrence
Name: Cheryl A. Lawrence

[Signature Page NWRC II LLC Agreement]

SCHEDULE A

Definitions

A.	Definitions

When used in this Agreement, the following terms not otherwise defined herein have the following meanings:

“Act” has the meaning set forth in the preamble to this Agreement.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.

“Agreement” means this Limited Liability Company Agreement of the Company, together with the schedules attached hereto, as amended, restated or supplemented or otherwise modified from time to time.

“Bankruptcy” means, with respect to any Person, (A) if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, or (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (B) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

“Board” or “Board of Managers” means the Board of Managers of the Company.

“Certificate of Conversion” has the meaning set forth in the recitals to this Agreement.

“Certificate of Formation” has the meaning set forth in the recitals to this Agreement.

“Collateral” has the meaning set forth in Section 7(a)(ii).

“Company” means Nissan Wholesale Receivables Company II LLC, a Delaware limited liability company.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting

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securities or general partnership or managing member interests, by contract or otherwise. “Controlling” and “Controlled” shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

“Conversion” has the meaning set forth in the recitals to this Agreement.

“Corporation” has the meaning set forth in the recitals to this Agreement.

“Covered Persons” has the meaning set forth in Section 21(a).

“DGCL” has the meaning set forth in the recitals to this Agreement.

“Independent Manager” means a natural person who, for the five-year period prior to his or her appointment as Independent Manager has not been, and during the continuation of his or her service as Independent Manager is not: (i) an employee, director, manager, contractor, stockholder, partner or officer of the Company or any of its Affiliates (other than his or her service as an Independent Manager or similar capacity of the Company or any of its Affiliates); (ii) a creditor, customer or supplier of the Company or any of its Affiliates (other than an Independent Manager provided by a corporate services company that provides Independent Managers in the ordinary course of its business); (iii) any member of the immediate family of a person described in (i) or (ii); or (iv) a direct or indirect legal or beneficial owner in the Company or any of its Affiliates.

“Issuer” means any of, or, if the context requires, all of, the trusts or other entities that the Company may form from time to time for the purpose of, or related to, the securitization of Receivables.

“Majority in Interest” means the Holders of Securities evidencing more than 50% by outstanding principal amount of all Securities.

“Managers” means the Persons elected to the Board of Managers from time to time by the Member, including the Independent Managers, in their capacity as managers of the Company. A Manager is hereby designated as a “manager” of the Company within the meaning of Section 18-101(12) of the Act.

“Managers’ Agreement” means the agreement of the Managers in the form attached hereto as Schedule C. The Managers’ Agreement shall be deemed incorporated into, and a part of, this Agreement.

“Material Action” means to consolidate or merge the Company with or into any Person, or to institute proceedings to have the Company be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Company or file a voluntary bankruptcy petition or any other petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, or make any assignment for the benefit of creditors of the Company, or admit in writing the Company’s inability to pay its debts generally as they become due, or take action in furtherance of any such action, or, to the fullest extent permitted by law, dissolve or liquidate the Company.

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“Member” means Nissan Motor Acceptance Company LLC, as the initial member of the Company, and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company; provided, however, the term “Member” shall not include the Special Members.

“Obligations” shall mean any Securities and the indebtedness, liabilities and obligations of the Company under or in connection with the Transaction Documents or any related document in effect as of any date of determination.

“Officer” means an officer of the Company described in Section 11.

“Officer’s Certificate” means a certificate signed by any Officer of the Company who is authorized to act for the Company in matters relating to the Company.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.

“Rating Agency” means any nationally recognized statistical rating organization currently rating any Security.

“Rating Agency Condition” has, with respect to any Security, the meaning set forth in the Securitization Agreements pursuant to which such Security was issued.

“Receivables” has the meaning set forth in Section 7(a)(i).

“Security” means any bond, note, certificate or other security issued by the Company or an Issuer and secured primarily by or evidencing beneficial ownership interest in the Receivables and Collateral;

“Securitization Agreement” has the meaning set forth in Section 7(a)(vi).

“Special Member” means, upon such person’s admission to the Company as a member of the Company pursuant to Section 5(c), a person acting as Independent Manager, in such person’s capacity as a member of the Company. A Special Member shall only have the rights and duties expressly set forth in this Agreement.

“Transaction Documents” means any Securitization Agreement, any Hedging Agreement and all documents and certificates contemplated thereby or delivered in connection therewith.

B.	Rules of Construction

Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words “include” and “including” shall be deemed to be followed by the

Sch A-3

phrase “without limitation.” The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

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SCHEDULE B

Member

Name	Mailing Address	Membership Interest
Nissan Motor Acceptance Company LLC	Nissan Motor Acceptance Company LLC One Nissan Way Franklin, Tennessee, 37067	100%

Sch B-1

SCHEDULE C

Managers’ Agreement

Dated as of [     ], [     ]

Nissan Wholesale Receivables Company II LLC

One Nissan Way

Franklin, Tennessee, 37067

Re: Managers’ Agreement – Nissan Wholesale Receivables Company II LLC

Ladies and Gentlemen:

For good and valuable consideration, each of the undersigned Persons, who have been designated as managers of Nissan Wholesale Receivables Company II LLC, a Delaware limited liability company (the “Company”), in accordance with the Limited Liability Company Agreement of the Company, dated as of April 1, 2021 (as it may be amended, modified, supplemented or amended and restated from time to time, the “LLC Agreement”), hereby agrees as follows:

1. Each of the undersigned accepts such Person’s rights and authority as a Manager under the LLC Agreement and agrees to perform and discharge such Person’s duties and obligations as a Manager under the LLC Agreement, and further agrees that such rights, authorities, duties and obligations under the LLC Agreement shall continue until such Person’s successor as a Manager is designated or until such Person’s resignation or removal as a Manager in accordance with the LLC Agreement. Each of the undersigned agrees and acknowledges that it has been designated as a “manager” of the Company within the meaning of the Delaware Limited Liability Company Act.

2. So long as any Obligation is outstanding, each of the undersigned agrees, solely in its capacity as a creditor of the Company on account of any indemnification or other payment owing to the undersigned by the Company, not to acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or governmental authority for the purpose of commencing or sustaining an involuntary case against the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company.

3. THIS MANAGERS’ AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

Capitalized terms used and not otherwise defined herein have the meanings set forth in the LLC Agreement.

Sch C-1

This Managers’ Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Managers’ Agreement and all of which together shall constitute one and the same instrument.

[The remainder of this page has been intentionally left blank.]

Sch C-2

IN WITNESS WHEREOF, the undersigned have executed this Managers’ Agreement as of the day and year first above written.

MANAGERS:

Kevin J. Cullum

Victor Pausin

Ryan L. Nelson

Kevin P. Burns, Independent Manager

Cheryl A. Lawrence, Independent Manager

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SCHEDULE D

Managers

1.	Kevin J. Cullum

2.	Victor Pausin

3.	Ryan L. Nelson

4.	Kevin P. Burns

5.	Cheryl A. Lawrence

Sch D-1

SCHEDULE E

Officers

Officer	Title

Kevin J. Cullum	President and Chairman of the Board

Jim DeTrude	Vice President

Victor Pausin	Treasurer

Douglas E. Gwin, Jr.	Assistant Treasurer

David R. Killinger, Jr.	Assistant Treasurer

Sean O’Hara	Assistant Treasurer

Ryan L. Nelson	Secretary

Timothy Hauck	Assistant Secretary

Sch E-1